Exhibit 10.1

SERIES A CONVERTIBLE PREFERRED STOCK AND WARRANT
PURCHASE AGREEMENT

This SERIES A CONVERTIBLE PREFERRED STOCK AND WARRANT PURCHASE AGREEMENT (the "Agreement") is made and entered into as of the 7th day of August, 2009 between Sino Green Land Corporation, a corporation organized and existing under the laws of the State of Nevada (the “Company”) and the investors whose names are set forth on Schedule A attached hereto (the “Investors”).

RECITALS

WHEREAS, the Investors desire to purchase from the Company and the Company desires to issue and sell to the Investor, upon the terms and subject to the conditions of this Agreement, the number of shares of Series A Convertible Preferred Stock of the Company (the “Preferred Shares”), par value $0.001 per share, convertible into shares of the Company’s common stock, par value $0.001 per share (the “Common Stock”) set forth on Schedule A at a purchase price of $1.00 per Preferred Share, for an aggregate purchase price of One Million Dollars ($1,000,000.00) (the “Purchase Price”). The designation, rights, preferences and other terms and provisions of the Preferred Shares are set forth in the Certificate of Designation, Rights and Preferences of the Series A Convertible Preferred Stock attached hereto as Exhibit A (the “Certificate of Designation”).

WHEREAS, the Company desires to issue to the Investors, upon the terms and subject to the conditions of this Agreement, Series A Warrants, in substantially the form attached hereto as Exhibit B and Series B Warrants, in substantially the form attached hereto as Exhibit C (collectively, the “Warrants”), to purchase an aggregate of 20,000,000 shares of Common Stock based on a full subscription of the Purchase Price distributed pro-rata between the Investor in Schedule A based on subscription percentages. The Warrants shall expire five (5) years following the Closing Date (as defined below) and shall have an exercise price per share equal to the Exercise Price (as defined in the Warrants).

NOW, THEREFORE, in consideration of the mutual covenants and premises contained herein, and for other good and valuable consideration, the receipt and adequacy of which are hereby conclusively acknowledged, the parties hereto, intending to be legally bound, agree as follows:

ARTICLE I

DEFINITIONS

1.1

Certain Definitions. For purposes of this Agreement, the following capitalized terms shall have the following meanings (all capitalized terms used in this Agreement that are not defined in this Article 1 shall have the meanings set forth elsewhere in this Agreement):

1.1.1

“1933 Act” means the Securities Act of 1933, as amended.

1.1.2

“1934 Act” means the Securities Exchange Act of 1934, as amended.

1.1.3

 “Affiliate” means a Person or Persons directly or indirectly, through one or more intermediaries, controlling, controlled by or under common control with the Person(s) in question.

1.1.4

“Articles” means the Articles of Incorporation of the Company, as the same may be amended from time to time.

1.1.5

“Conversion Price” means $0.088 per share, subject to any adjustments set forth herein.

1.1.6

“Conversion Shares” means, collectively, the shares of Common Stock issuable upon conversion of the Preferred Shares and the shares of Common Stock issuable upon exercise of the Warrants.

1.1.7

“Exempt Issuance” means the issuance of (a) shares of Common Stock or options to employees, officers, or directors of the Company pursuant to any stock or option plan duly adopted by a majority of the non-employee members of the Board of Directors of the Company or a majority of the members of a committee of non-employee directors established for such purpose, (b) securities upon the exercise of or conversion of any securities issued hereunder or convertible securities, options or warrants issued and outstanding on the date of this Agreement, and (c) securities issued pursuant to acquisitions or strategic transactions, provided any such issuance shall only be to a Person which is, itself or through its subsidiaries, an operating company in a business synergistic with the business of the Company and in which the Company receives benefits in addition to the investment of funds, but shall not include a transaction in which the Company is issuing securities primarily for the purpose of raising capital or to an entity whose primary business is investing in securities.

1.1.8

“Material Adverse Effect” shall mean any adverse effect on the business, operations, properties or financial condition of the Company that is material and adverse to the Company and its subsidiaries and Affiliates, taken as a whole and/or any condition, circumstance, or situation that would prohibit or otherwise materially interfere with the ability of the Company to perform any of its material obligations under this Agreement or to perform its obligations under any other material agreement.

1.1.9

“Person” means an individual, partnership, firm, limited liability company, trust, joint venture, association, corporation, or any other legal entity.

1.1.10

“SEC” means the Securities and Exchange Commission.

1.1.11

“SEC Documents” shall mean the Company's most recent Form 10-K, all Forms 10-Q or Forms 8-K filed thereafter, and the Proxy Statement for its latest fiscal year.

1.1.12

“Securities” shall mean collectively the Preferred Shares, the Option Shares, the Warrants and the Conversion Shares.

1.1.13

“Subsequent Financing” shall mean any offer and sale of Preferred Shares or debt that is initially convertible into shares of Common Stock or otherwise senior or superior to the Preferred Shares.

1.1.14

“Transaction Documents” shall mean this Agreement, all Schedules and Exhibits attached hereto and all other documents and instruments to be executed and delivered by the parties in order to consummate the transactions contemplated hereby, including, but not limited to the documents listed in Sections 3.2 and 3.3 hereof.

ARTICLE II

SALE AND PURCHASE OF PREFERRED SHARES AND WARRANTS

2.1

Sale and Issuance of Preferred Shares and Warrants.

(a)

Upon the terms and subject to the conditions set forth in this Agreement, the Company shall issue and sell to the Investors and the Investors shall purchase from the Company the number of Preferred Shares set forth on Schedule A, convertible into shares of Common Stock, at a purchase price of $1.00 per Preferred Share, for an aggregate purchase price of One Million Dollars ($1,000,000.00) . The Investor shall pay the Purchase Price on the Closing Date (as defined in Section 2.2), by a wire transfer in immediately available funds payable to an account at the direction of the Company. The Company and the Investors are executing and delivering this Agreement in accordance with and in reliance upon the exemption from securities registration afforded by Section 4(2) of the 1933 Act, and the rules and regulations promulgated thereunder, including Regulation D (“Regulation D”), and/or upon such other exemption from the registration requirements of the 1933 Act as may be available with respect to any or all of the investments to be made hereunder; provided, however, that certain filings and registrations may be required under state securities “blue sky” laws depending upon the residency of the Investor.

(b)

Each Preferred Share shall initially be convertible by the Investor into shares of Common Stock at the Conversion Price. Notwithstanding anything to the contrary set forth in this Agreement, at no time may the Investor exercise any portion of the Preferred Shares or Warrants if the number of shares of Common Stock to be issued pursuant to such exercise would exceed, when aggregated with all other shares of Common Stock beneficially owned by the Investor and its Affiliates at such time, the number of shares of Common Stock which would result in the Investor and its affiliates beneficially owning (as determined in accordance with Section 13(d) of the Securities Exchange Act of 1934, as amended, and the rules thereunder) in excess of 9.99% of the then issued and outstanding shares of Common Stock.

(c)

Upon the terms and subject to the conditions set forth in this Agreement, and for no additional consideration, the Investors shall be issued the Warrants to purchase an aggregate of Twenty Million (20,000,000) shares of Common Stock. The Warrants shall expire five (5) years following the Closing Date (as defined below) and shall have an exercise price per share equal to the Warrant Price (as defined in the Warrants).

2.2

Closing. In consideration of and in express reliance upon the representations, warranties, covenants, terms and conditions of this Agreement, the Company agrees to issue and sell to the Investors and, in consideration of and in express reliance upon the representations, warranties, covenants, terms and conditions of this Agreement, the Investors agree to purchase the Preferred Shares and Warrants for the Purchase Price. The closing under this Agreement (the “Closing”) shall take place (i) on or about August 7, 2009, provided, that all of the conditions set forth in Articles VIII and IX shall have been fulfilled or waived in accordance herewith or (ii) at such other time or on such other date as the parties may agree upon (the “Closing Date”). The Closing shall take place at the headquarters of the Company or any other location acceptable to both Investor and Company.

2.3

Additional Investment Right. The Investors shall have the option to purchase from the Company, and the Company shall issue and sell to the Investors, in the event that the Investor exercises such option, up to One Million Dollars ($1,000,000.00) of Preferred Shares pursuant to the terms hereof (the “Investor Option”). The Investor Option shall expire six (6) months following the Closing Date, unless extended by the Company. The Investors may exercise the Investor Option by delivering to the Company an Exercise Form in the form attached hereto as Exhibit D. Within five (5) days of receipt of such Exercise Form, the Company shall deliver to the Investor a certificate representing the Preferred Shares purchased pursuant to the Investor Option (the “Option Shares”).

ARTICLE III

DELIVERIES AT CLOSING

3.1

Deliveries by the Company at the Closing. Subject to the terms and conditions of this Agreement, the Company agrees to deliver, or cause to be delivered, to the Investor at or prior to the Closing the following:

(a)

An executed copy of this Agreement, with all exhibits and schedules attached hereto; (b) An executed copy of the Warrant in the name of the Investor to purchase Twenty Million (20,000,000.00) shares of Common Stock; (c) Evidence of approval of the Board of Directors of the Company of the Transaction Documents and the transactions contemplated hereby; (d) Evidence that the Certificate of Designation has been filed with the Secretary of State of the State of Nevada; and (e) A stock certificate in the name of the Investor evidencing the Preferred Shares.

3.2

Deliveries by Investors at the Closing. Subject to the terms and conditions of this Agreement, the Investors agree to deliver, or cause to be delivered, to the Company at or prior to the Closing the following:

(a)

A deposit in the amount of the Purchase Price to an account at the direction of the Company; and

(b)

The executed Agreement with all Exhibits and Schedules attached hereto;

In the event any document provided to the other party in Paragraphs 3.2 and 3.3 herein are provided by facsimile, the party shall forward an original document to the other party within seven (7) business days.

3.3

Further Assurances. The Company and the Investor shall, upon request, on or after the Closing Date, cooperate with each other (specifically, the Company shall cooperate with the Investor, and the Investor shall cooperate with the Company) by furnishing any additional information, executing and delivering any additional documents and/or other instruments and doing any and all such things as may be reasonably required by the parties or their counsel to consummate or otherwise implement the transactions contemplated by this Agreement.

3.4

Waiver. The Investor may waive any of the requirements of Section 3.1 of this Agreement, and the Company at its discretion may waive any of the provisions of Section 3.2 of this Agreement. The Investor may also waive any of the requirements of the Company under this Agreement.

ARTICLE IV

REPRESENTATIONS AND WARRANTIES OF SINO GREEN LAND CORPORATION

The Company represents and warrants to the Investor as of the date hereof and as of the Closing Date as follows:

4.1

Organization and Qualification. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Nevada, and has the requisite corporate power and authority to own, lease and operate its properties and to carry on its business as it is now being conducted and is duly qualified to do business in any other jurisdiction by virtue of the nature of the businesses conducted by it or the ownership or leasing of its properties, except where the failure to be so qualified will not, when taken together with all other such failures, have a Material Adverse Effect on the business, operations, properties, assets, financial condition or results of operation of the Company and its subsidiaries taken as a whole.

4.2

Articles of Incorporation and By-Laws. The complete and correct copies of the Company’s Articles and By-Laws, as amended or restated to date which have been filed with the SEC are a complete and correct copy of such document as in effect on the date hereof and as of the Closing Date.

4.3

Capitalization.

4.3.1

The authorized and outstanding capital stock of the Company as of May 13, 2009 is set forth in the Company’s Quarterly Report on Form 10-Q, filed on May 15, 2009 with the SEC.

4.3.2

As of the date of this Agreement, the authorized capital stock of the Company consists of 780,000,000 shares of Common Stock and 20,000,000 shares of preferred stock (par value $.001 per share), of which approximately 104,943,337 shares of Common Stock are issued and outstanding. As of the Closing Date, following the issuance by the Company of the Preferred Shares to the Investors, the authorized capital stock of the Company will consist of 780,000,000 shares of Common Stock and 20,000,000 shares of preferred stock (par value $.001 per share), of which approximately 104,943,337 shares of Common Stock and 1,000,000 shares of preferred stock shall be issued and outstanding. As of Closing, holders of stock options will hold options to purchase an aggregate of 11,700,000 shares of Common Stock (including options to purchase Common Stock issuable upon the exercise of warrants) and holders of warrants will hold warrants to purchase an aggregate of 13,612,120 shares of Common Stock. All outstanding shares of capital stock have been duly authorized and are validly issued, and are fully paid and nonassessable and free of preemptive rights. Schedule 4.3.2 hereby contains all shares and derivatives currently and potentially outstanding. The Company hereby represents that any and all shares and current potentially dilutive events have been included in Schedule 4.3.2, including employment agreements, acquisition, consulting agreements, debts, payments, financing or business relationships that could be paid in equity, derivatives or resulting in additional equity issuances that could potentially occur.

4.3.3

Except pursuant to this Agreement and as set forth in Schedule 4.3 hereto, as of the date hereof, there are not now outstanding options, warrants, rights to subscribe for, calls or commitments of any character whatsoever relating to, or securities or rights convertible into or exchangeable for, shares of any class of capital stock of the Company, or agreements, understandings or arrangements to which the Company is a party, or by which the Company is or may be bound, to issue additional shares of its capital stock or options, warrants, scrip or rights to subscribe for, calls or commitment of any character whatsoever relating to, or securities or rights convertible into or exchangeable for, any shares of any class of its capital stock. The Company agrees to inform the Investor in writing of any additional warrants granted prior to the Closing.

4.3.4

The Company on the Closing Date (i) will have the full right, power, and authority to sell, assign, transfer, and deliver, by reason of record and beneficial ownership, to the Investor, the Conversion Shares hereunder, free and clear of all liens, charges, claims, options, pledges, restrictions, and encumbrances whatsoever; and (ii) upon conversion of the Preferred Shares or exercise of the Warrants, the Investor will acquire good and marketable title to the Conversion Shares, free and clear of all liens, charges, claims, options, pledges, restrictions, and encumbrances whatsoever, except as otherwise provided in this Agreement and pursuant to federal and state securities laws.

4.4

Authority. The Company has all requisite corporate power and authority to execute and deliver this Agreement, the Preferred Shares, and the Warrants, to perform its obligations hereunder and thereunder and to consummate the transactions contemplated hereby and thereby. The execution and delivery of this Agreement by the Company and the consummation of the transactions contemplated hereby have been duly authorized by all necessary corporate action and no other corporate proceedings on the part of the Company is necessary to authorize this Agreement or to consummate the transactions contemplated hereby except as disclosed in this Agreement. This Agreement, when duly executed and delivered by the Company, constitutes the legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, liquidation, conservatorship, receivership or similar laws relating to, or affecting generally the enforcement of, creditors' rights and remedies or by other equitable principles of general application.

4.5

No Conflict; Required Filings and Consents. The execution and delivery of this Agreement by the Company does not, and the performance by the Company of their obligations hereunder will not: (i) conflict with or violate the Articles or By-Laws of the Company; (ii) conflict with, breach or violate any federal, state, foreign or local law, statute, ordinance, rule, regulation, order, judgment or decree (collectively, "Laws") in effect as of the date of this Agreement and applicable to the Company; or (iii) result in any breach of, constitute a default (or an event that with notice or lapse of time or both would become a default) under, give to any other entity any right of termination, amendment, acceleration or cancellation of, require payment under, or result in the creation of a lien or encumbrance on any of the properties or assets of the Company pursuant to any note, bond, mortgage, indenture, contract, agreement, lease, license, permit, franchise or other instrument or obligation to which the Company is a party or by which the Company or any of its properties or assets is bound. Excluding from each of the foregoing clauses are such violations, conflicts, breaches, defaults, terminations, accelerations, creations of liens, or incumbency that would not, in the aggregate, have a Material Adverse Effect.

4.6

Report and Financial Statements. The Company’s Current Report on Form 8-K, filed on April 24, 2009 with the SEC contains the most recent audited financial statements of the Company (the “Financial Statements”). The balance sheet contained in the Financial Statements (including the related notes and schedules thereto) fairly presented the financial position of the Company, as of its date, and each of the statements of income and changes in stockholders’ equity and cash flows or equivalent statements in the Financial Statements (including any related notes and schedules thereto) fairly presented changes in stockholders’ equity and changes in cash flows, as the case may be, of the Company, for the periods to which they relate, in each case in accordance with United States generally accepted accounting principles (“U.S. GAAP”) consistently applied during the periods involved, except in each case as may be noted therein. The books and records of the Company have been, and are being, maintained in all material respects in accordance with U.S. GAAP and any other applicable legal and accounting requirements and reflect only actual transaction.

4.7

Compliance with Applicable Laws. To the knowledge of the Company, the Company is not in violation of, or under investigation with respect to, or been given notice or been charged with, the violation of any Law of a governmental agency, except for violations which individually or in the aggregate do not have a Material Adverse Effect.

4.8

Brokers. Except as set forth on Schedule 4.8, no broker, finder or investment banker is entitled to any brokerage, finder's or other fee or Commission in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of the Company.

4.9

SEC Documents. The Company acknowledges that the Company is a publicly held company and has made available to the Investor after demand true and complete copies of any requested SEC Documents. The Company has registered its Common Stock pursuant to Section 12(g) of the 1934 Act, and the Common Stock is quoted and traded on the OTC Bulletin Board. The Company has received no notice, either oral or written, with respect to the continued quotation or trading of the Common Stock on the OTC Bulletin Board. The Company has not provided to the Investor any information that, according to applicable law, rule or regulation, should have been disclosed publicly prior to the date hereof by the Company, but which has not been so disclosed. As of their respective dates, the SEC Documents complied in all material respects with the requirements of the 1934 Act, and rules and regulations of the SEC promulgated thereunder and the SEC Documents did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

4.10

Litigation. To the knowledge of the Company, no litigation, claim, or other proceeding before any court or governmental agency is pending or to the knowledge of the Company, threatened against the Company, the prosecution or outcome of which may have a Material Adverse Effect.

4.11

Exemption from Registration. Subject to the accuracy of the Investor’s representations in Article V, the sale of the Common Stock and Warrants by the Company to the Investor will not require registration under the 1933 Act, but may require registration under New York state securities law if applicable to the Investor. When the Conversion Shares are issued in accordance with the terms of this Agreement and the Certificate of Designation, such Conversion Shares will be duly authorized and validly issued and outstanding, fully paid, and non-assessable and entitled to the rights and preferences set forth in the Certificate of Designation. When the Option Shares are issued in accordance with the terms of this Agreement and the Certificate of Designation, such Option Shares will be duly authorized and validly issued and outstanding, fully paid and nonassessable and entitled to the rights and preferences set forth in the Certificate of Designation.

4.12

No General Solicitation or Advertising in Regard to this Transaction. Neither the Company nor any of its Affiliates nor, to the knowledge of the Company, any Person acting on its or their behalf (i) has conducted or will conduct any general solicitation (as that term is used in Rule 502(c) of Regulation D as promulgated by the SEC under the 1933 Act) or general advertising with respect to the sale of the Preferred Shares or Warrants, or (ii) made any offers or sales of any security or solicited any offers to buy any security under any circumstances that would require registration of the Preferred Shares or Warrants, under the 1933 Act, except as required herein.

4.13

No Material Adverse Effect. Except as set forth in Schedule 4.13 attached hereto, since March 31, 2009, no event or circumstance resulting in a Material Adverse Effect has occurred or exists with respect to the Company. No material supplier or customer has given notice, oral or written, that it intends to cease or materially reduce the volume of its business with the Company from historical levels. Since March 31, 2009, no event or circumstance has occurred or exists with respect to the Company or its businesses, properties, prospects, operations or financial condition, that, under any applicable law, rule or regulation, requires public disclosure or announcement prior to the date hereof by the Company but which has not been so publicly announced or disclosed in writing to the Investor.

4.14

Material Non-Public Information. The Company has not disclosed to the Investor any material non-public information that (i) if disclosed, would reasonably be expected to have a material effect on the price of the Common Stock or (ii) according to applicable law, rule or regulation, should have been disclosed publicly by the Company prior to the date hereof but which has not been so disclosed.

4.15

Internal Controls And Procedures. The Company maintains books and records and internal accounting controls which provide reasonable assurance that (i) all transactions to which the Company or any subsidiary is a party or by which its properties are bound are executed with management's authorization; (ii) the recorded accounting of the Company's consolidated assets is compared with existing assets at regular intervals; (iii) access to the Company's consolidated assets is permitted only in accordance with management's authorization; and (iv) all transactions to which the Company or any subsidiary is a party or by which its properties are bound are recorded as necessary to permit preparation of the financial statements of the Company in accordance with U.S. GAAP.

4.16

Full Disclosure. No representation or warranty made by the Company in this Agreement and no certificate or document furnished or to be furnished to the Investor pursuant to this Agreement contains or will contain any untrue statement of a material fact, or omits or will omit to state a material fact necessary to make the statements contained herein or therein not misleading.

ARTICLE V

REPRESENTATIONS AND WARRANTIES OF THE INVESTOR

The Investor represents and warrants to the Company as of the date hereof and as of the Closing Date as follows:

5.1

Organization and Standing of the Investor. The Investor is a limited liability company duly formed, validly existing and in good standing under the laws of the State of Delaware. The state in which any offer to purchase shares hereunder was made or accepted by such Investor is the state shown as such Investor’s address. The Investor was not formed for the purpose of investing solely in the Securities.

5.2

Authorization and Power. The Investor has the requisite power and authority to enter into and perform under this Agreement and to purchase the securities being sold to it hereunder. The execution, delivery and performance of this Agreement by the Investor and the consummation by the Investor of the transactions contemplated hereby have been duly authorized by all necessary corporate action and no other corporate proceedings on the part of the Investor is necessary to authorize this Agreement or to consummate the transactions contemplated hereby except as disclosed in this Agreement. This Agreement, when duly executed and delivered by the Investor, shall constitute valid and binding obligations of the Investor enforceable against the Investor in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, liquidation, conservatorship, receivership or similar laws relating to, or affecting generally the enforcement of, creditors' rights and remedies or by other equitable principles of general application.

5.3

No Conflicts. The execution and delivery of this Agreement by the Investor does not, and the performance by the Investor of its obligations hereunder will not: (i) conflict with or violate the charter, by-laws or operating agreement of the Investor; (ii) conflict with, breach or violate any federal, state, foreign or local Law in effect as of the date of this Agreement and applicable to the Investor; or (iii) result in any breach of, constitute a default (or an event that with notice or lapse of time or both would become a default) under, give to any other entity any right of termination, amendment, acceleration or cancellation of, require payment under, or result in the creation of a lien or encumbrance on any of the properties or assets of the Investor pursuant to any note, bond, mortgage, indenture, contract, agreement, lease, license, permit, franchise or other instrument or obligation to which the Investor is a party or by which the Investor or any of its properties or assets is bound. Excluding from each of the foregoing clauses are such violations, conflicts, breaches, defaults, terminations, accelerations, creations of liens, or incumbency that would not, in the aggregate, have a Material Adverse Effect. The Investor is not required to obtain any consent, authorization or order of, or make any filing or registration with, any court or governmental agency in order for it to execute, deliver or perform any of such Investor’s obligations under this Agreement or to purchase the securities from the Company in accordance with the terms hereof, provided that for purposes of the representation made in this sentence, the Investor is assuming and relying upon the accuracy of the relevant representations and agreements of the Company herein.

5.4

Financial Risks. The Investor acknowledges that such Investor is able to bear the financial risks associated with an investment in the securities being purchased by the Investor from the Company and that it has been given full access to such records of the Company and the subsidiaries and to the officers of the Company and the subsidiaries as it has deemed necessary or appropriate to conduct its due diligence investigation. The Investor is capable of evaluating the risks and merits of an investment in the securities being purchased by the Investor from the Company by virtue of its experience as an investor and its knowledge, experience, and sophistication in financial and business matters and the Investor is capable of bearing the entire loss of its investment in the securities being purchased by the Investor from the Company.

5.5

Accredited Investor. The Investor is an “accredited investor” (as defined in Rule 501 of Regulation D), and the Investor has such experience in business and financial matters that it is capable of evaluating the merits and risks of an investment in the securities of the Company. The Investor is not required to be registered as a broker-dealer under Section 15 of the 1934 Act and the Investor is not a broker-dealer. The Investor acknowledges that an investment in the securities of the Company is speculative and involves a high degree of risk.

5.6

Acquisition for Investment. The Investor is purchasing the securities of the Company solely for its own account and not with a view to, or for sale in connection with, public sale or distribution thereof. The Investor does not have a present intention to sell any of the securities of the Company, nor a present arrangement (whether or not legally binding) or intention to effect any distribution of any of the securities of the Company to or through any person or entity; provided, however, that by making the representations herein, the Investor does not agree to hold the securities for any minimum or other specific term and reserves the right to dispose of the securities at any time in accordance with federal and state securities laws applicable to such disposition. The Investor acknowledges that it (i) has such knowledge and experience in financial and business matters such that the Investor is capable of evaluating the merits and risks of Investor’s investment in the Company, (ii) is able to bear the financial risks associated with an investment in the securities of the Company and (iii) has been given full access to such records of the Company and its subsidiaries and to the officers of the Company and its subsidiaries as the Investor has deemed necessary or appropriate to conduct its due diligence investigation.

5.7

Rule 144. The Investor understands that the Conversion Shares must be held indefinitely unless such Shares are registered under the Securities Act or an exemption from registration is available. The Investor acknowledges that it is familiar with Rule 144 of the rules and regulations of the SEC promulgated pursuant to the 1933 Act, and that the Investor has been advised that Rule 144 permits resales only under certain circumstances. The Investor understands that to the extent that Rule 144 is not available, the Investor will be unable to sell any Shares without either registration under the 1933 Act or the existence of another exemption from such registration requirement.

5.8

Brokers. Except as set forth in Schedule 4.8, no broker, finder or investment banker is entitled to any brokerage, finder's or other fee or Commission in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of the Investor.

5.9

Knowledge of Company. The Investor and such Investor’s advisors, if any, have been, upon request, furnished with all materials relating to the business, finances and operations of the Company and materials relating to the offer and sale of the securities being purchased by the Investor from the Company. The Investor and such Investor’s advisors, if any, have been afforded the opportunity to ask questions of the Company and have received complete and satisfactory answers to any such inquiries.

5.10

Risk Factors. The Investor understands that such Investor’s investment in the securities being purchased by the Investor from the Company involves a high degree of risk. The Investor understands that no United States federal or state agency or any other government or governmental agency has passed on or made any recommendation or endorsement of the securities being purchased by the Investor from the Company. The Investor warrants that such Investor is able to bear the complete loss of such Investor’s investment in the securities being purchased by the Investor from the Company.

5.11

Full Disclosure. No representation or warranty made by the Investor in this Agreement and no certificate or document furnished or to be furnished to the Company pursuant to this Agreement contains or will contain any untrue statement of a material fact, or omits or will omit to state a material fact necessary to make the statements contained herein or therein not misleading. Except as set forth or referred to in this Agreement, Investor does not have any agreement or understanding with any person relating to acquiring, holding, voting or disposing of any equity securities of the Company.

ARTICLE VI

COVENANTS OF THE COMPANY

6.1

Reservation of Common Stock. As of the date hereof, the Company has reserved and the Company shall continue to reserve and keep available so long as any Preferred Shares or Warrants issued to the Investor hereunder are outstanding, free of preemptive rights, shares of Common Stock for the purpose of enabling the Company to issue the Conversion Shares and the Option Shares.

6.2 Compliance with Laws. The Company hereby agrees to comply in all material respects with the Company's reporting, filing and other obligations under the Laws.

6.3 Exchange Act Registration. The Company will use its best efforts to comply in all material respects with its reporting and filing obligations under the 1934 Act, and will not take any action or file any document (whether or not permitted by the 1934 Act or the rules thereunder) to terminate or suspend any such registration or to terminate or suspend its reporting and filing obligations under the 1934 Act until the Investor has disposed of all of the Conversion Shares and Option Shares issued hereunder.

6.4 Corporate Existence; Conflicting Agreements. The Company will take all steps necessary to preserve and continue the corporate existence of the Company (excluding a merger or related transaction). The Company shall not enter into any agreement, the terms of which agreement would restrict or impair the right or ability of the Company to perform any of its obligations under this Agreement or any of the other agreements attached as exhibits hereto.

6.5

Listing, 1934 Act and Rule 144 Requirements. The Company shall maintain its current listing on the OTC Bulletin Board or to list the Common Stock on a national securities exchange until the date that is three years from the date of the Closing. If at any time following the Closing, provided that the Investor then owns Preferred Shared, the Common Stock is no longer listed on the OTC Bulletin Board or on a national securities exchange, then the Company shall pay to the Investors as liquidated damages and not as a penalty, one percent (1%) of the Purchase Price per month payable in cash at the option of the Investor until such date that the Common Stock is listed on the OTC Bulletin Board or a national securities exchange.

6.6

Preferred Stock. On or prior to the Closing Date, the Company shall cause to be cancelled all outstanding shares preferred stock in the Company with the exceptions of Preferred Shares issued to the Investor. For a period of three years from the date of the Closing, the Company shall not issue any shares of preferred stock of the Company, provided that the Company may issue (i) the Preferred Shares or (ii) shares at a purchase price of at least $0.135 per share of Common Stock (issuable upon the conversion of preferred stock issued by the Company).

6.7

Convertible Debt. On or prior to the Closing Date, the current convertible debt outstanding in the Company shall either be converted to a straight loan that will be paid back by the Company within a reasonable period of time, or shall be converted into Common Stock at a conversion rate of $0.085 or more.

6.8

Reset Equity Deals. On or prior to the Closing Date, the Company will cause to be cancelled any and all reset features related to any shares outstanding that could result in additional shares being issued. For a period of five years from the closing the Company will not enter into any transactions that have any reset features that could result in additional shares being issued.

6.9

Independent Directors. Prior to listing the Common Stock on a national securities exchange, the Company shall satisfy the corporate governance requirements of such exchange, including, but not limited to, the maintenance of a board of directors of at least three independent directors, a qualified audit committee and a qualified compensation committee. If the Company is not listed on a national securities exchange within one (1) year of the date of Closing, the Company shall satisfy the independent board and independent audit committee and compensation committee requirements pursuant to the rules of the Nasdaq Stock Market.

6.10

Chief Financial Officer (CFO). Within twelve (12) months of the Closing Date, the Company shall appoint a Chief Financial Officer that is bilingual and fully competent in U.S. GAAP, auditing procedures and compliance for U.S. public companies. If at any time following twelve (12) months after the Closing Date, provided that the Preferred Shares are then outstanding, the Company does not have a Chief Financial Officer so qualified, the Company shall act responsibly in the best interests of the Company’s shareholders, including the Investors, to hire a Chief Financial Officer so qualified.

6.11

Use of Proceeds. The Company will use the proceeds from the sale of the Preferred Shares and the Warrants (excluding amounts paid by the Company for legal and administrative fees in connection with the sale of such securities) for working capital and acquisitions. The Company agrees to dedicate up to Sixty Thousand Dollars ($60,000.00) of the Purchase Price towards a dedicated investor relations program, with such program chosen at the consultation of the Investor.

6.12

Price Adjustment. If on or after the Closing Date, until the date that is twenty four (24) months after the Closing Date, the Company issues or sells any shares of Common Stock or any shares of a security convertible into shares of Common Stock (other than Excluded Securities) for a consideration per share less than the Conversion Price in effect immediately prior to such issuance or sale, then immediately after such issuance or sale the Conversion Price then in effect shall be reduced to an amount equal to such consideration per share. “Excluded Securities” means (i) securities issued in connection with a merger, acquisition, or consolidation, (ii) securities issued pursuant to the conversion or exercise of convertible or exercisable securities issued or outstanding on or prior to the date of this Agreement or issued pursuant to this Agreement, (iii) securities issued pursuant to the conversion of Preferred Shares or the exercise of the Warrants, (iv) securities issued in connection with bona fide strategic license agreements or other partnering arrangements so long as such issuances are not for the primary purpose of raising capital and (v) Common Stock issued or the issuance or grants of options to purchase Common Stock to service providers or pursuant to the Company’s existing stock option plans and employee stock purchase plans approved by the board of directors of the Company.

6.13

Price Adjustment Based on Earnings Per Share.

(a)

In the event that the Company’s Net Income for the year ended December 31, 2009 is less than $0.045 per share on a fully-diluted basis, then the Conversion Price shall be reduced by the percentage shortfall, up to a maximum of 40%. Thus, if Net Income per share for the year ended December 31, 2009 is $0.027 per share on a fully-diluted basis, the Conversion Price shall be reduced by 40%. Such reduction shall be made at the time the Company files its Form 10-K for the year ended December 31, 2009, and shall apply to all Preferred Shares which are outstanding on the date of such filing. For purposes of this Section, Net Income shall be based on net income plus any charges relating to the transaction contemplated by this Agreement.

(b)

For the purpose of determining Net Income per share on a fully-diluted basis, all shares of Common Stock issued by the Company (i) at a price per share of $0.15 or more, (ii) in connection with the issuance of Option Shares upon the exercise of the Investor Option or (iii) upon the exercise of any Warrants by the Investors, shall not be deemed to be outstanding. For the purpose of determining Net Income per share on a fully-diluted basis, 13,612,120 shares of Common Stock issuable upon the exercise of warrants issued to certain investors pursuant to a purchase agreement effective as of August 3, 2009, as disclosed on the Company’s Current Report on Form 8-K dated August 4, 2009, as amended on the Company’s Current Report on Form 8-K/A dated August 7, 2009, shall be deemed to be outstanding. The per share amounts set forth in this Section 6.13 shall be adjusted to reflect any stock dividend, split, distribution, reverse split or combination of shares or other recapitalization.

6.14

Insider Selling. Following the Closing, the earliest date on which any executive officer or non-independent director may start selling his or her shares of Common Stock shall be the date that is twenty-four (24) months after the Closing. Following the Closing, the earliest date on which any independent director may start selling his or her shares of Common Stock shall be the date that is twelve (12) months after the Closing. The managing members of the Investor and the Investor shall not be subject to this provision.

6.15

Subsequent Equity Sales. From the date hereof until such time as the Investor no longer holds any of the Conversion Shares or Option Shares, the Company shall be prohibited from effecting or entering into an agreement to effect any Subsequent Financing involving a “Variable Rate Transaction” or an “MFN Transaction” (each as defined below). The term “Variable Rate Transaction” shall mean a transaction in which the Company issues or sells any debt or equity securities that are convertible into, exchangeable or exercisable for, or include the right to receive additional shares of Common Stock either (A) at a conversion, exercise or exchange rate or other price that is based upon and/or varies with the trading prices of or quotations for the shares of Common Stock at any time after the initial issuance of such debt or equity securities, or (B) with a conversion, exercise or exchange price that is subject to being reset at some future date after the initial issuance of such debt or equity security or upon the occurrence of specified or contingent events directly or indirectly related to the business of the Company or the market for the Common Stock. The term “MFN Transaction” shall mean a transaction in which the Company issues or sells any securities in a capital raising transaction or series of related transactions which grants to an investor the right to receive additional shares based upon future transactions of the Company on terms more favorable than those granted to such investor in such offering. The Investor shall be entitled to obtain injunctive relief against the Company to preclude any such issuance, which remedy shall be in addition to any right to collect damages. Notwithstanding the foregoing, this Section 6.15 shall not apply in respect of an Exempt Issuance, except that no Variable Rate Transaction shall be an Exempt Issuance.

6.16

Reverse Stock Split. Prior to listing the Common Stock on a national securities exchange, the Company shall effect a reverse stock split of the Common Stock at a ratio of no less than 8 for 1.

6.17

Stock Splits. All forward and reverse stock splits shall effect all equity and derivative holders proportionately.

6.18

Approval of Legend Removal. On the date that is six months and one day after the Closing, the Company agrees to have any restricted legends removed without delay from Shares that are eligible for resale pursuant to Rule 144.

6.19

Payment of Due Diligence Expenses. At the Closing, the Company shall disperse from the proceeds of the investment herein to the direction of the T Squared Investments LLC Forty-Five Thousand Dollars ($45,000.00) for due diligence expenses.

ARTICLE VII

COVENANTS OF THE INVESTOR

7.1

Compliance with Law. The Investor's trading activities with respect to the Common Stock will be in compliance with all applicable state and federal securities laws, rules and regulations and rules and regulations of any public market on which the Common Stock is listed.

7.2

Transfer Restrictions. The Investor acknowledges that (1) the Securities have not been registered under the provisions of the 1933 Act, and may not be transferred unless (A) subsequently registered or (B) the Investor shall have delivered to the Company an opinion of counsel, reasonably satisfactory in form, scope and substance to the Company, to the effect that the Securities to be sold or transferred may be sold or transferred pursuant to an exemption from such registration; and (2) any sale of the Securities made in reliance on Rule 144 promulgated under the 1933 Act may be made only in accordance with the terms of said Rule and further, if said Rule is not applicable, any resale of such securities under circumstances in which the seller, or the person through whom the sale is made, may be deemed to be an underwriter, as that term is used in the 1933 Act, may require compliance with some other exemption under the 1933 Act or the rules and regulations of the SEC thereunder.

7.3

Restrictive Legend. The Investor acknowledges and agrees that the Securities shall bear a restrictive legend in substantially the following form (and a stop-transfer order may be placed against transfer of any such securities):

"THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR ANY STATE SECURITIES LAWS AND NEITHER SUCH SHARES NOR ANY INTEREST THEREIN MAY BE OFFERED, SOLD, PLEDGED, ASSIGNED OR OTHERWISE TRANSFERRED UNLESS (1) A REGISTRATION STATEMENT WITH RESPECT THERETO IS EFFECTIVE UNDER THE 1933 ACT AND ANY APPLICABLE STATE SECURITIES LAWS, OR (2) AN OPINION OF COUNSEL SHALL BE DELIVERED TO THE COMPANY, IN A FORM REASONABLY SATISFACTORY TO THE COMPANY, TO THE EFFECT THAT THE SHARES TO BE SOLD OR TRANSFERRED MAY BE SOLD OR TRANSFERRED PURSUANT TO AN EXEMPTION FROM SUCH REGISTRATION."

ARTICLE VIII

CONDITIONS PRECEDENT TO THE COMPANY’S OBLIGATIONS

The obligation hereunder of the Company to close and issue and sell the Preferred Shares and Warrants to the Investor at the Closing is subject to the satisfaction or waiver, on or prior to Closing Date, of the conditions set forth below. These conditions are for the Company’s sole benefit and may be waived by the Company at any time in it sole discretion.

8.1

Delivery of Purchase Price. The Purchase Price shall have been delivered to the Company on the Closing Date.

8.2

Delivery of Transaction Documents. The Transaction Documents shall have been duly executed and delivered by the Investor to the Company.

8.3

No Termination. This Agreement shall not have been terminated pursuant to Article X hereof.

8.4

Representations True and Correct. The representations and warranties of the Investor contained in this Agreement shall be true and correct in all material respects (except for those representations and warranties that are qualified by materiality or Material Adverse Effect, which shall be true and correct in all respects) as of the date when made and as of the Closing Date, as though made at that time, except for representations and warranties that are expressly made as of a particular date, which shall be true and correct in all material respects (except for those representations and warranties that are qualified by materiality or Material Adverse Effect, which shall be true and correct in all respects) as of such date.

8.5

Compliance with Covenants. The Investor shall have performed, satisfied and complied in all material respects with all covenants, agreements, and conditions required by this Agreement to be performed, satisfied or complied by the Investor prior to or on the Closing Date.

8.6

No Adverse Proceedings. On the Closing Date, no action or proceeding shall be pending by any public authority or individual or entity before any court or administrative body to restrain, enjoin, or otherwise prevent the consummation of this Agreement or the transactions contemplated hereby or to recover any damages or obtain other relief as a result of the transactions proposed hereby.

ARTICLE IX

CONDITIONS PRECEDENT TO INVESTOR’S OBLIGATIONS

The obligation hereunder of the Investor to purchase the Preferred Shares and Warrants and consummate the transactions contemplated by this Agreement is subject to the satisfaction or waiver, on or prior to Closing Date, of the conditions set forth below. These conditions are for the Investor’s sole benefit and may be waived by the Investor at any time in it sole discretion.

9.1

Delivery of Transaction Documents. The Transaction Documents shall have been duly executed and delivered by the Company to the Investor.

9.2

No Termination. This Agreement shall not have been terminated pursuant to Article X hereof.

9.3

Representations True and Correct. The representations and warranties of the Company contained in this Agreement shall be true and correct in all material respects (except for those representations and warranties that are qualified by materiality or Material Adverse Effect, which shall be true and correct in all respects) as of the date when made and as of the Closing Date, as though made at that time, except for representations and warranties that are expressly made as of a particular date, which shall be true and correct in all material respects (except for those representations and warranties that are qualified by materiality or Material Adverse Effect, which shall be true and correct in all respects) as of such date.

9.4

Compliance with Covenants. The Company shall have performed, satisfied and complied in all material respects with all covenants, agreements, and conditions required by this Agreement to be performed, satisfied or complied by it prior to or at the Closing Date.

9.5

No Adverse Proceedings. On the Closing Date, no action or proceeding shall be pending by any public authority or individual or entity before any court or administrative body to restrain, enjoin, or otherwise prevent the consummation of this Agreement or the transactions contemplated hereby or to recover any damages or obtain other relief as a result of the transactions proposed hereby.

ARTICLE X

TERMINATION, AMENDMENT AND WAIVER

10.1

Termination. This Agreement may be terminated at any time prior to the Closing Date

10.1.1

by mutual written consent of the Investor and the Company;

10.1.2

by the Company upon a material breach of any representation, warranty, covenant or agreement on the part of the Investor set forth in this Agreement, or the Investor upon a material breach of any representation, warranty, covenant or agreement on the part of the Company set forth in this Agreement, or if any representation or warranty of the Company or the Investor, respectively, shall have become untrue, in either case such that any of the conditions set forth in Article VIII or Article IX hereof would not be satisfied (a "Terminating Breach"), and such breach shall, if capable of cure, not have been cured within five (5) business days after receipt by the party in breach of a notice from the non-breaching party setting forth in detail the nature of such breach.

10.2

Effect of Termination. Except as otherwise provided herein, in the event of the termination of this Agreement pursuant to Section 10.1 hereof, there shall be no liability on the part of the Company or the Investor or any of their respective officers, directors, agents or other representatives and all rights and obligations of any party hereto shall cease; provided that in the event of a Terminating Breach, the breaching party shall be liable to the non-breaching party for all costs and expenses incurred by the non-breaching party not to exceed $50,000.00.

10.3

Amendment. This Agreement may be amended by the parties hereto any time prior to the Closing Date by an instrument in writing signed by the parties hereto.

10.4

Waiver. At any time prior to the Closing Date, the Company or the Investor, as appropriate, may: (a) extend the time for the performance of any of the obligations or other acts of other party or; (b) waive any inaccuracies in the representations and warranties contained herein or in any document delivered pursuant hereto which have been made to it or them; or (c) waive compliance with any of the agreements or conditions contained herein for its or their benefit. Any such extension or waiver shall be valid only if set forth in an instrument in writing signed by the party or parties to be bound thereby.

ARTICLE XI

GENERAL PROVISIONS

11.1

Transaction Costs. Except as otherwise provided herein, each of the parties shall pay all of his or its costs and expenses (including attorney fees and other legal costs and expenses and accountants’ fees and other accounting costs and expenses) incurred by that party in connection with this Agreement; provided, the Company shall pay Investor such due diligence expenses as described in Section 6.17.

11.2

Indemnification. (a)The Investor agrees to indemnify, defend and hold the Company (following the Closing Date) and its officers and directors harmless against and in respect of any and all claims, demands, losses, costs, expenses, obligations, liabilities or damages, including interest, penalties and reasonable attorney’s fees, that it shall incur or suffer, which arise out of or result from any breach of this Agreement by such Investor or failure by such Investor to perform with respect to any of its representations, warranties or covenants contained in this Agreement or in any exhibit or other instrument furnished or to be furnished under this Agreement. The Company agrees to indemnify, defend and hold the Investor harmless against and in respect of any and all claims, demands, losses, costs, expenses, obligations, liabilities or damages, including interest, penalties and reasonable attorney’s fees, that it shall incur or suffer, which arise out of, result from or relate to any breach of this Agreement or failure by the Company to perform with respect to any of its representations, warranties or covenants contained in this Agreement or in any exhibit or other instrument furnished or to be furnished under this Agreement. In no event shall the Company or the Investors be entitled to recover consequential or punitive damages resulting from a breach or violation of this Agreement nor shall any party have any liability hereunder in the event of gross negligence or willful misconduct of the indemnified party. In the event of a breach of this Agreement by either party, the non-breaching party shall be entitled to pursue a remedy of specific performance upon tender into a court an amount equal to the Purchase Price hereunder. The indemnification by either party to this Agreement shall be limited to $100,000.00.

11.3

Headings. The table of contents and headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

11.4

Entire Agreement. This Agreement (together with the Schedule, Exhibits, Warrants and documents referred to herein) constitutes the entire agreement of the parties and supersedes all prior agreements and undertakings, both written and oral, between the parties, or any of them, with respect to the subject matter hereof.

11.5

Notices. All notices and other communications hereunder shall be in writing and shall be deemed to have been given (i) on the date they are delivered if delivered in person; (ii) on the date initially received if delivered by facsimile transmission followed by registered or certified mail confirmation; (iii) on the date delivered by an overnight courier service; or (iv) on the third business day after it is mailed by registered or certified mail, return receipt requested with postage and other fees prepaid as follows:

If to the Company:

Sino Green Land Corporation
6F No. 947 Qiao Xing Road
Shi Qiao Town Pan Yu District
Guangzhou, China 511400
Attn: Anson Fong

With a copy to:

Kramer Levin Naftalis & Frankel LLP
1177 Avenue of the Americas
New York, New York 10036
Facsimile No.: (212) 715-9100
Attn: Bill Huo, Esq.

If to the Investor:

T Squared Investments LLC

c/o T Squared Capital LLC
1325 Sixth Avenue, Floor 28
New York, New York 10019
Attn: Thomas M. Sauve

11.6

Severability. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule of law or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any party. Upon such determination that any such term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner to the end that the transactions contemplated hereby are fulfilled to the extent possible.

11.7

Binding Effect. All the terms and provisions of this Agreement whether so expressed or not, shall be binding upon, inure to the benefit of, and be enforceable by the parties and their respective administrators, executors, legal representatives, heirs, successors and assignees.

11.8

Preparation of Agreement. This Agreement shall not be construed more strongly against any party regardless of who is responsible for its preparation. The parties acknowledge each contributed and is equally responsible for its preparation.

11.9

Governing Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York, without giving effect to applicable principles of conflicts of law.

11.10

Jurisdiction. This Agreement shall be exclusively governed by and construed in accordance with the laws of the State of New York. If any action is brought among the parties with respect to this Agreement or otherwise, by way of a claim or counterclaim, the parties agree that in any such action, and on all issues, the parties irrevocably waive their right to a trial by jury. Exclusive jurisdiction and venue for any such action shall be the Federal Courts serving the State of New York. In the event suit or action is brought by any party under this Agreement to enforce any of its terms, or in any appeal therefrom, it is agreed that the prevailing party shall be entitled to reasonable attorneys fees to be fixed by the arbitrator, trial court, and/or appellate court.

11.11

Preparation and Filing of SEC filings. The Investor shall reasonably assist and cooperate with the Company in the preparation of all filings with the SEC after the Closing Date due after the Closing Date.

11.12

Further Assurances, Cooperation. Each party shall, upon reasonable request by the other party, execute and deliver any additional documents necessary or desirable to complete the transactions herein pursuant to and in the manner contemplated by this Agreement. The parties hereto agree to cooperate and use their respective best efforts to consummate the transactions contemplated by this Agreement.

11.13

Survival. The representations and warranties of the Company and the Investor shall survive the execution and delivery hereof and the Closing hereunder.

11.14

Third Parties. Except as disclosed in this Agreement, nothing in this Agreement, whether express or implied, is intended to confer any rights or remedies under or by reason of this Agreement on any persons other than the parties hereto and their respective administrators, executors, legal representatives, heirs, successors and assignees. Nothing in this Agreement is intended to relieve or discharge the obligation or liability of any third persons to any party to this Agreement, nor shall any provision give any third persons any right of subrogation or action over or against any party to this Agreement.

11.15

Failure or Indulgence Not Waiver; Remedies Cumulative. No failure or delay on the part of any party hereto in the exercise of any right hereunder shall impair such right or be construed to be a waiver of, or acquiescence in, any breach of any representation, warranty, covenant or agreement herein, nor shall nay single or partial exercise of any such right preclude other or further exercise thereof or of any other right. All rights and remedies existing under this Agreement are cumulative to, and not exclusive of, any rights or remedies otherwise available.

11.16

Counterparts. This Agreement may be executed in one or more counterparts, and by the different parties hereto in separate counterparts, each of which when executed shall be deemed to be an original, but all of which taken together shall constitute one and the same agreement. A facsimile transmission of this signed Agreement shall be legal and binding on all parties hereto.

[SIGNATURES ON FOLLOWING PAGE]

IN WITNESS WHEREOF, the Investors and the Company have as of the date first written above executed this Agreement.

THE COMPANY:

SINO GREEN LAND CORPORATION

____________________________________
Name: Anson Yiu Ming Fong
Title: Chairman of the Board

INVESTORS:

[__________________]

____________________________________
Name:
Title:

Schedule A

NUMBER OF SHARES
		OF COMMON STOCK	NUMBER OF SHARES
	AMOUNT OF	INTO WHICH PREFERRED	UNDERLYING
NAME AND ADDRESS	INVESTMENT	STOCK IS CONVERTIBLE	WARRANTS